Exhibit 3.40
Certificate of Assistant Secretary
     I, Wayne R. Lewis, in my capacity as Assistant Secretary of DPS Beverages, Inc., a Delaware corporation (the “Corporation”), am delivering this Certificate of Assistant Secretary to certify that the Corporation was formerly known as Cadbury Schweppes Americas Beverages, Inc. (“Former Name”) and the Bylaws attached hereto in the Former Name continue to be the Bylaws of the Corporation.
     IN WITNESS WHEREOF, I have set my hand to this Certificate as of the 18th day of November, 2008.

DPS BEVERAGES, INC. a Delaware corporation

By:	/s/ Wayne R. Lewis
Wayne R. Lewis
Assistant Secretary

State of Texas	§
§
County of Collin	§
     This instrument was acknowledged before me on this 18th day of November 2008, by Wayne R. Lewis, Assistant Secretary of DPS Beverages, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Janet L. Barrett
Janet L. Barrett
Notary Public in and for the State of Texas

August 12, 2004
BY-LAWS
OF
CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.
ARTICLE I
Meetings of Stockholders
          SECTION 1. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, the annual meeting of the stockholders for the election of directors shall be held at such place, if any, within or without the state of Delaware, on a business day and at a time designated by resolution of the Board of Directors (hereinafter the “Board”). Any other proper business may be transacted at an annual meeting of stockholders. The Board may, in its discretion, determine that an annual meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication.
          SECTION 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, shall be held at such place, if any, within or without the State of Delaware, and at such time as the Board shall determine whenever called by order of the President; the Board or by stockholders holding together at least one-fourth of all shares of the corporation entitled to vote at the meeting. The Board may, in its discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication.
          SECTION 3. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, if any, date, time, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given personally or by mail not less than ten (10) nor more than sixty (60) days (except as otherwise provided by law) before the date of such meeting to each person who appears on the stock transfer books of the Corporation as a stockholder and who is entitled to vote at such meeting. If such notice is mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation.
          SECTION 4. Quorum. At any meeting of the stockholders the holders of a majority of the shares of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of any business, except where otherwise provided by law or in the Certificate of Incorporation.
          SECTION 5. Adjournments. If at any meeting of the stockholders a quorum shall fail to attend in person or by proxy or the holders of a majority of the shares present in person or by proxy and entitled to vote at such meeting desire to adjourn the meeting, the holders of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn the meeting from time to time until a quorum shall attend or to another time or place, as the case may be, and thereupon any business may be transacted which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may de deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 6. Organization. The Chairman, or the President; and in their absence a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders when present, and, in the absence of both, the chairman may appoint any person to act as secretary.
          SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting. The chairman may rule on questions of order and procedure coming before the meeting or submit such questions to the vote of the meeting.
          SECTION 8. Voting. At each meeting of the stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share and may exercise such voting right either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney. No such proxy shall be voted or acted upon after eleven months from its date unless the proxy provides for a longer period. Voting need not be by written ballot. All elections of directors shall be decided by a plurality vote and all other matters decided and actions authorized by a majority vote, except as otherwise required by law.
          SECTION 9. Inspectors. At any meeting of stockholders, inspectors of election may be appointed by the chairman of the meeting for the purpose of opening and closing the polls, receiving and taking charge of the proxies, and receiving and counting the ballots or the vote of stockholders otherwise given. The inspectors shall be appointed by the chairman of the meeting, shall be sworn to faithfully perform their duties, and shall in writing certify to the voting returns. No candidate for election as director shall be appointed or act as inspector.
          SECTION 10. Stockholder List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder, shall be prepared and held open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for said ten (10) days either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole tune thereof, and may be inspected by any stockholder who is present.
          SECTION 11. Informal Action. Any action that may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or delivered by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent in writing or by electronic transmission shall be given to those stockholders who have not consented in writing or by electronic transmission.
ARTICLE II
Directors
          SECTION 1. Functions, Number and Term of Office. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board, who need not be stockholders, citizens of the United States or residents of the

State of Delaware, consisting of three (3) members or such other number as may be determined from time to time by action of the Board taken by the affirmative vote of a majority of the whole Board. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise provided by law or in these By-Laws or in the Certificate of Incorporation, the directors shall be elected by the stockholders of the Corporation, and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, or until their earlier resignation or removal.
          SECTION 2. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these By-Laws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, and increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
          SECTION 3. Removal. Any director or the whole Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
          SECTION 4. Place of Meeting. The directors may hold their meetings and may have one or more offices and keep the books of the Corporation (except as otherwise may at any time be provided by law) at such place or places within or without the State of Delaware as the Board may from time to time determine.
          SECTION 5. Annual Meeting. The newly elected board may meet for the purpose of organization, the election of officers and the transaction of other business each year without notice immediately after the annual meeting of stockholders at the same place as such meeting of stockholders, or at such time and place within or without the State of Delaware as shall be fixed as provided in Section 7 of this Article for special meetings of the Board.

          SECTION 6. Regular Meetings. Regular meetings of the Board shall be held at such time and place within or without the state of Delaware as the Board shall from time to time by resolution determine and no notice of such regular meeting shall be required.
          SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the direction of the Chairman, President or of one-fourth of the directors then in office. Notice shall be given to each director of the date, time and place of each special meeting by mailing the same at least three (3) days before the meeting or by telexing, telegraphing or telephoning the same not later than the day before the meeting, at the residence address of each director or at his usual place of business. Special meetings of the Board shall be held at such place within or without the state of Delaware as shall be specified in the call for the meeting.
          SECTION 8. Quorum. Except as otherwise provided by law or in the Certificate of Incorporation, the presence of all of the directors, but not less than one-third of the directors in office shall constitute a quorum for the transaction of business. A majority of those present at any meeting, if less than a quorum be present, may adjourn the meeting from time to time without notice, until a quorum be had.
          SECTION 9. Action by Board. Except as otherwise provided by law or in the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
          SECTION 10. Expenses. Directors shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

          SECTION 11. Organization. At all meetings of the Board, the Chairman, or in his absence the President, if he is a member of the Board, or in their absence, a chairman chosen by a majority vote of the directors present, shall preside. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the Board when present, and, in the absence of both, the Chairman may appoint any person to act as secretary.
          SECTION 12. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, and except as provided by law, shall have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. A committee may create one or more subcommittees, each subcommittee to consist of one or more of the members of the committee, and delegate to a subcommittee any or all the powers and authority of the committee.
          SECTION 13. Meetings by Telephone Conference. Any member of the Board or any committee designated by such Board may participate in any meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

          SECTION 14. Informal Action. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be made in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE III
Officers
          SECTION 1. Number. The executive officers of the Corporation shall be a Chairman, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected or appointed by the Board. The Board may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers and agents as it may deem necessary or advisable. Any number of offices may be held by the same person.
          SECTION 2. Election and Term of Office. The Officer of the Corporation to be elected or appointed by the Board shall be elected or appointed annually by the Board at the first meeting of the Board held after each annual meeting of the stockholders, and shall hold office until his successor is elected or appointed and qualified, or until his earlier resignation or removal.
          SECTION 3. Compensation. The Board shall have the power to fix the compensation of all officers, agents and employees of the Corporation, which power, as to other than elected officers, may be delegated as the Board shall determine.

          SECTION 4. Removal. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by affirmative vote of the majority of the whole Board whenever, in the judgment of the Board, the best interests of the Corporation will be served thereby. The power to remove agents and employees, other than officers or agents elected or appointed by the Board, may be delegated as the Board shall determine.
          SECTION 5. Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board for the unexpired portion of the term.
          SECTION 6. The Chairman. The Chairman shall preside at meetings of the Board and the stockholders and perform all other duties incident to his office and such other duties as may from time to time be assigned to him by the Board.
          SECTION 7. The President. The President shall be the chief executive officer and chief operating officer of the Corporation and shall have the general powers and duties of supervision and management of the property, business and affairs of the Corporation. The President shall see that all orders and resolutions of the Board are carried into effect, and in general, he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board. He shall in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman.
          SECTION 8. Executive Vice Presidents. The Executive Vice Presidents shall, as directed by the President, assist the President in the management of the business and affairs of the Corporation and, in the order designated by the Board, shall, in the absence or disability of the Chairman and the President, perform the duties and exercise the powers of the Chairman and the President.

          SECTION 9. Senior Vice Presidents. The Senior vice Presidents shall, as directed by the President, assist the President in the management of the business and affairs of the Corporation and, in the order designated by the Board, shall, in the absence or disability of the Chairman and the President and Executive Vice Presidents, perform the duties and exercise the powers of the Chairman and the President and Executive Vice Presidents.
          SECTION 10. The Vice Presidents. The Vice Presidents shall, as directed by the President, the Executive Vice Presidents and the Senior Vice Presidents, assist in the management of the business and affairs of the Corporation and, in the order designated by the Board, shall, in the absence or disability of the Chairman, the President, the Executive Vice Presidents and the Senior Vice Presidents, perform the duties and exercise the powers of the Chairman and the President and Executive Vice Presidents and Senior Vice Presidents.
          SECTION 11. The Treasurer. The Treasurer shall have the general care and custody of and be responsible for all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation, and the Treasurer shall payout and dispose of the same under the direction of the Board. He shall have general charge of all the securities of the Corporation and shall in general perform all duties incident to the position of Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.
          SECTION 12. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board, of any committee of the Board and of all meetings of the stockholders in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or the Chairman.
          SECTION 13. The Assistant Secretary. The Assistant Secretary shall, as directed by the Secretary, assist the Secretary in the performance of the duties and the exercise of the powers of the Secretary; and he shall in general perform all the duties incident to the office of Assistant secretary and such other duties as may from time to time be assigned to him by the Board, the Chairman or the Secretary.
          SECTION 14. Bonding. The Board shall have power to require any officer or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board may deem advisable.
          SECTION 15. Voting of Securities. Unless otherwise directed by the Board, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend, act and vote, or to execute and deliver in the name of and on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend, act and vote, at any meeting of security holders or any corporation in which the Corporation may hold securities and to execute and deliver in the name of and on behalf of the Corporation any consent in writing or by electronic transmission of security holders in lieu of any such meeting, and at any such meeting each of them or the agent or attorney-in-fact duly authorized by either of them, shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation, as the owner thereof, might have possessed or exercised if present. The Board may, by resolution, from time to time, confer like power upon any other person or persons.

ARTICLE IV
Stock
          SECTION 1. Form and Execution of Certificates. The certificates of shares of stock of the Corporation shall be in such form as shall be approved by the Board. Every stockholder in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the President, a Senior Vice President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer who has signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
          SECTION 2. Transfer of Stock Certificates. The Board shall cause suitable books to be kept for the registry and transfer of the shares of the capital stock of the Corporation. Shares of the capital stock shall be transferable on the record of stockholders upon presentation to the Corporation or a transfer agent of a certificate or certificates representing the shares of stock requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document or accompanied by proper evidence of succession or assignment or authority to transfer, together with such evidence of the payment of transfer taxes and compliance with any other provisions of the law, as the Corporation or its transfer agent may require. No transfers of stock shall be valid unless made upon the books of the Corporation by authority of the owner of such stock or of his or its duly authorized legal representative and except upon the surrender and cancellation of the old certificate or certificates (unless certificates have been lost, stolen or destroyed).
          SECTION 3. Lost, Stolen or Destroyed Stock Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, except, if and to the extent required by the Board, upon:
          (a) Production of evidence of loss, wrongful taking or destruction;
          (b) The execution and delivery to the Corporation of an affidavit setting forth the facts regarding such loss, destruction or wrongful taking;
          (c) Delivery of a bond in such form and amount as the Board may require, indemnifying the Corporation and its agent against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;
          (d) Payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and
          (e) Compliance with such other reasonable requirements as may be imposed.
          SECTION 4. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of, and to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing or by electronic transmission without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders, and all persons who are stockholders of record on the date so fixed, and no others, shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or to express consent to corporate action in writing or by electronic transmission without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or to take any other lawful action, as the case may be. Such record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

          SECTION 5. Regulations. The Board may make such other rules and regulations consistent with any governing statute as it may deem appropriate concerning the issue, transfer and registration of certificates of stock.
ARTICLE V
Seal
          SECTION 1. Seal. The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation and in the center of which shall be “Corporate Seal, 2004, Delaware”.
ARTICLE VI
Books of Account and Stock Book
          SECTION 1. Books of Account and Stock Book. The Corporation shall keep books of account of all the business and transactions of the Corporation at its office. A book to be known as the stock register, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, any the times when they respectively became the owners thereof, and the amount paid thereon, shall be kept at the office of the Corporation, or its transfer agent.
ARTICLE VII
Fiscal Year
          SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first (31st) day of December of each year or otherwise as the Board shall by resolution determine.

ARTICLE VIII
Notices and Waiver
          SECTION 1. Kind of Notice Required; Waiver of Notice. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these By-Laws such notice may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such stockholder, officer or director, as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of these By-Laws shall be effective if given (i) by a form of electronic transmission consented to by the stockholder to whom the notice is given, or (ii) by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given; provided, that any such consent shall be revocable by the stockholder by written notice to the corporation. Whenever notice is required to be given under any provision of these By-Laws a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by these By-Laws.

          SECTION 2. Execution of Contracts, Deeds, Etc. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
ARTICLE IX
Indemnification
          SECTION 1. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the written request of the Board or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board. Such right shall include the right to be paid by the Corporation expenses, including attorney’s fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal that such person is not entitled to be indemnified under this Section or otherwise. The Corporation may, by written action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
          SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

          SECTION 3. Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.
          SECTION 4. Requested Service. Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Board.
          SECTION 5. Indemnification Not Exclusive Right. The rights conferred on any person by this Article shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Code of Regulation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
          SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
          SECTION 7. “Corporation” Defined For Indemnification Purposes. For purposes of this Article, references to the “Corporation” shall include (in addition to the Corporation and any resulting corporation) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify and advance expenses pursuant to this Article to its directors and officers, so that any such person shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE X
Amendment
          SECTION 1. Amendment. The By-Laws, regardless of whether made by stockholders or by the Board of Directors, may be amended, added to or repealed, or new By-Laws may be made, at any meeting of the stockholders, or (except such By-Laws or such amendments as shall have been adopted by the stockholders and at the time of such adoption expressly designated as revocable only by the stockholders) at any meeting of the Board of Directors, provided that notice of the proposed change (unless waived as herein provided by a waiver or presence at the meeting) be given in notice of the meeting.

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